Exhibit 99.2 Pro Forma Financial Statements

AMERICAN HOUSING INCOME TRUST, INC.
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of March 31, 2015

		The Single Family
	Historical	Residences in
	Amounts	Tucson, AZ	Pro Forma
	(A)	(B)	Amounts

Assets
Investment in real estate
Land	$4,500,484	$173,573	$4,674,057
Buildings and improvements	2,124,117	1,562,161	3,686,278
	6,624,601	1,735,734	8,360,335
Less: accumulated depreciation	(138,666)	-	(138,666)
Investment in real estate, net	6,485,935	1,735,734	8,221,669
Cash and cash equivalents	240,330	-	240,330
Accounts receivable	3,200	-	3,200
Notes receivable	120,000	-	120,000
Due from related party	8,321	-	8,321
Other assets	156,927	-	156,927
Total Assets	$7,014,713	$1,735,734	8,750,447

Liabilities and Equity

Liabilities:
Accounts payable and accrued liabilities	$51,902	-	$51,902
Due to related parties	37,106	-	37,106
Unearned rent received	3,500	-	3,500
Notes payable	2,936,325	1,215,734	4,152,059
Total Liabilities	3,028,833	1,215,734	4,224,567

Equity:
Common Stock	-	-	-
Additional paid-in capital (Members'
contributions)	10,017,511	520,000	10,537,511
Accumulated Deficit	(6,016,553)	-	(6,016,553)
Total American Realty Partners, LLC
Members' Equity	4,000,958	520,000	4,520,958
Non-controlling interest	(15,078)	-	(15,078)
Total Members' Equity	3,985,880	520,000	4,505,880

Total Liabilities and Stockholders' Equity	$7,014,713	$1,735,734	$8,750,447

See notes to unaudited pro forma condensed consolidated balance sheet

THE SINGLE FAMILY RESIDENCES IN TUCSON, ARIZONA
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

A. Represents the unaudited historical consolidated balance sheet of the Company as of March 31, 2015, as contained in the consolidated financial statements filed in the Company's Form 8-K/A filed on July 7, 2015.

B. Represents the pro forma adjustments to reflect the acquisition of nine single family residences (the "Homes") located in Tucson, Arizona as if the acquisition had occurred on March 31, 2015.

The sources of funding for the acquisition of the Homes were as follows:

Assumption of promissory notes(1)	$1,215,734
Issuance of 297,143 UPREIT Units	520,000

Total consideration	$1,735,734

(1) The principal balance outstanding at the time of assumption was $1,215,734, which approximates fair value. The table below summarizes the interest rates and maturity dates of the promissory notes assumed:

Principal Amount	Interest (per annum)	Maturity Dates
$24,013	5%	April 1, 2018
78,500	4.875%	September 1, 2033
50,196	5.10%	January 13, 2040
95,292	4.125%	July 1, 2029
46,113	3.625%	HELOC
143,552	5.625%	October 1, 2035
86,411	4.5%	November 1, 2026
113,713	5.25%	December 1, 2034
16,685	4.375%	January 1, 2022
277,856	5.25%	July 1, 2041
34,813	8.25%	HELOC
134,079	4.125%	June 1, 2043
114,511	4.125%	June 1, 2043
$1,215,734

The preliminary allocation of the purchase price was as follows:

Land	$173,573
Buildings and improvements	1,562,161

Total	$1,735,734

AMERICAN HOUSING INCOME TRUST, INC.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Three Months Ended March 31, 2015

		The Single Family
		Residences in
	Historical Amounts	Tucson, AZ	Pro Forma	Pro Forma
	(A)	(B)	Adjustments	Amounts

Revenues:
Rental revenue	$87,159	$32,730	$-	$119,889
Interest income	2,402	-	-	2,402
Other Income	500	-	-	500
Total revenue	90,061	32,730	-	122,791

Expenses:
Acquisition expense	325,000	-	-	325,000
Depreciation	19,268	-	14,464(E)	33,732
General and administrative	498,106	11,756	-	509,862
Interest expense	50,866	-	18,251(F)	69,117
Total expenses	893,240	11,756	32,715	937,711

Net loss	(803,179)	20,974	(32,715)	(814,920)
Less: net loss attributable to
non-controlling interest	14,849	-	-	14,849
Net income (loss) attributable to
American Realty Partners, LLC	$(778,330)	$20,974	$(32,715)	$(800,071)

See notes to unaudited pro forma condensed consolidated statements of operations

AMERICAN HOUSING INCOME TRUST, INC.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2014

		The Single Family
		Residences in
	Historical Amounts	Tucson, AZ	Pro Forma	Pro Forma
	(C)	(D)	Adjustments	Amounts

Revenues:
Rental revenue	$268,620	$126,156	$-	$394,776
Interest income	22,338	-	-	22,338
Other Income	38,244	-	-	38,244
Total revenue	329,202	126,156	-	455,358

Expenses:
Depreciation	74,670	-	57,858(E)	132,528
General and administrative	1,533,869	32,656	-	1,566,525
Interest expense	201,765	-	52,886(F)	254,651
Total expenses	1,810,304	32,656	110,744	1,953,704

Net loss	$(1,481,102)	$93,500	$(110,744)	$(1,498,346)

See notes to unaudited pro forma condensed consolidated statements of operations

THE SINGLE FAMILY RESIDENCES IN TUCSON, ARIZONA
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

A. Represents historical income from operations included in the consolidated statement of operations of the Company for the three months ended March 31, 2015, as contained in the consolidated financial statements filed in the Company's Form 8-K/A filed on July 7, 2015.

B. Represents the historical revenue and certain expenses of the nine single family residences (the "Homes") located in Tucson, Arizona for the three month period ended March 31, 2015.

C. Represents historical income from operations included in the consolidated statement of operations of the Company for the year ended December 31, 2014, as contained in the consolidated financial statements filed in the Company's Form 8-K/A filed on July 7, 2015.

D. Represents the historical revenue and certain expenses of Homes located in Tucson, Arizona for the year ended December 31, 2014.

E. Represents depreciation based on the preliminary purchase price allocations which are attributable as follows:

		Three months
		Ended	Year ended
	Estimated	March 31,	December 31,
	useful life	2015	2014

Buildings and improvements	27 years	$14,464	$57,858

F. Represent interest expense on borrowings of $1,215,734 assumed in connection with the acquisition of the Homes located in Tucson, Arizona.